EXHIBIT 99.1

                   RYDER SYSTEM, INC. EMPLOYEE SAVINGS PLAN A
           ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                DECEMBER 31, 1998

                                             NUMBER OF
                                           SHARES, UNITS
                                            OR PRINCIPAL                   MARKET
             ISSUER                           AMOUNTS         COST          VALUE
-------------------------------------------------------------------------------------
Ryder System, Inc. Common Stock Fund*         1,400,490    $13,482,657     11,371,980
Fidelity Short-Term Interest Fund*            5,619,021      5,619,021      5,619,021
Fidelity Equity-Income Fund*                    312,909     15,836,569     17,382,113
Putnam Voyager Fund A                         1,608,573     21,830,001     35,259,915
Fidelity Contrafund*                            234,010     11,299,542     13,289,456
Fidelity Diversified International Fund*        318,924      5,421,253      5,651,326
Fidelity Asset Manager Growth Fund*              58,784      1,117,289      1,098,080
Fidelity Asset Manager Fund*                     28,211        516,318        490,594
Fidelity Asset Manager Income Fund*              31,915        395,400        393,191
Fidelity U.S. Bond Index Fund*                   49,528        543,006        545,802
Spartan U.S. Equity Index Fund*                  36,092      1,340,585      1,586,608
Fidelity Aggressive Growth Fund*                 28,316        796,938        899,600
Fidelity Growth Company Fund*                    13,794        653,129        703,779
Participant Loans                            10,052,871              -     10,052,871
                                                           -----------    -----------
                                                           $78,851,708    104,344,336
                                                           ===========    ===========

* Represents a Party-in-Interest

                                                                                         NUMBER OF
                                                                                       SHARES, UNITS
                                                                                        OR PRINCIPAL  CONTRACT      MARKET
                                          INVESTMENT CONTRACTS                            AMOUNTS       VALUE       VALUE
---------------------------------------------------------------------------------------------------------------------------
TRADITIONAL GUARANTEED INVESTMENT CONTRACTS:
  Aetna Life Insurance Co.                      014162             7.85%        9/30/99 $ 1,495,166   1,495,166    1,521,465
  AIG Life Insurance Co.                        GIC-898            7.08%        6/30/99     720,834     720,834      734,540
  Allstate Life Insurance Co.                   6006               6.87%        4/02/01   1,373,027   1,373,027    1,429,081
  Continental Assurance Co.                     MBIA/CNA 2400      6.04%        6/30/99     951,896     951,896      956,830
  Continental Assurance Co.                     GP-12917           5.17%        3/31/99   1,330,931   1,330,931    1,331,399
  Continental Assurance Co.                     GP-24037-006       6.04%       12/31/99   1,094,924   1,094,924    1,107,430
  John Hancock Mutual Life Insurance Co.        7747               8.02%        9/30/99   1,106,077   1,106,077    1,128,583
  John Hancock Mutual Life Insurance Co.        8613               7.21%       10/02/00   1,221,683   1,221,683    1,272,104
  Metropolitan Life                             GAC 24757          6.42%       12/31/99   1,564,521   1,564,521    1,591,514
  Monumental Life Insurance Co.                 BDA00626FR-00      7.03%        3/31/00   1,110,820   1,110,820    1,148,914
  New York Life                                 GA30317            6.29%        6/30/99     379,177     379,177      381,521
  New York Life                                 GA30317002         6.44%        8/16/99     888,215     888,215      895,778
  Pacific Life Insurance Co.                    G-26167.01         4.20%        1/19/99     526,666     526,666      525,570
  Principal Life Insurance Co.                  42,112,901         5.95%        9/29/00     486,485     486,485      492,442
  Principal Life Insurance Co.                  42,112,902         7.05%       12/31/99   1,445,120   1,445,120    1,486,438
  Prudential Insurance Co. of America           007819 211         5.77%        7/31/00   1,458,996   1,458,996    1,467,721
  Transamerica Occidental Life Insurance Co.    51214              7.10%        3/31/99     908,823     908,823      913,228

SYNTHETIC GUARANTEED INVESTMENT CONTRACTS:
  AIG Financial Products Corp.                  163083             6.48%        1/15/99   1,745,900   1,745,900    1,787,117
  Chase Manhattan Bank                          401,078            5.95%        1/15/99   1,392,159   1,392,159    1,419,241
  Chase Manhattan Bank                          401,266            4.55%        2/16/99   1,465,882   1,465,882    1,450,021
  Deutsche Bank                                 FID-RYD-1          5.75%        1/15/99   1,547,502   1,547,502    1,546,655
  Monumental Life Insurance Co.                 BDA00367TR-03      5.86%        1/15/99   1,044,350   1,044,350    1,044,539
  Monumental Life Insurance Co.                 BDA00367TR-04      4.73%       10/15/01   1,403,235   1,403,235    1,392,574
  Monumental Life Insurance Co.                 BDA00367TR-02      6.16%        1/15/99   1,719,264   1,719,264    1,740,814
  Morgan Guaranty                               RYDER01A           6.02%        1/15/99   1,399,974   1,399,974    1,413,692
  Morgan Guaranty                               RYDER02            5.98%        1/15/99   1,104,465   1,104,465    1,112,222
  State Street Bank                             98,052             5.87%        1/15/99   1,053,145   1,053,145    1,054,064
  Transamerica Life Insurance and Annuity Co.   76710              6.34%        1/25/99   1,391,728   1,391,728    1,424,280
  Union Bank of Switzerland                     2340               6.40%         1/6/99   1,748,732   1,748,732    1,779,133
  Westdeutsche Landesbank                       WLB6007            5.97%        1/15/99   1,887,886   1,887,886    1,890,378
                                                                                         ----------  ----------   ----------
                                                                                        $36,967,583  36,967,583   37,439,288
                                                                                         ==========  ==========   ==========
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